Registration No. 333-147644

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOLARFUN POWER HOLDINGS CO., LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
666 Linyang Road
Qidong, Jiangsu Province 226200
People’s Republic of China
(86-513) 8330-7688
(Address of principal executive offices)
Solarfun Power Holdings Co., Ltd. 2007 Equity Incentive Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address and telephone number of agent for service)
Copies to:
Alan Seem, Esq.
Shearman & Sterling LLP
12th Floor, East Tower, Twin Towers
B-12 Jianguomenwai Dajie
Beijing 100022, People’s Republic of China
(86-10) 5922-8000

Explanatory Statement
Solarfun Power Holdings Co., Ltd. hereby amends its registration statement on Form S-8, Registration No. 333-147644, by filing of this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the Solarfun Power Holdings Co., Ltd. 2007 Equity Incentive Plan. The amended and restated Solarfun Power Holdings Co., Ltd. 2007 Equity Incentive Plan is filed herewith as Exhibit 10.1. No additional securities are being registered.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Qidong, Jiangsu Province, China on November 19, 2008.

SOLARFUN POWER HOLDINGS CO., LTD.
By:	/s/ Yonghua Lu
	Name:	Yonghua Lu
	Title:	Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the respective capacities set forth below on November 19, 2008.

Signature	Title	Date

/s/ Yonghua Lu Name: Yonghua Lu	Chairman	November 19, 2008
/s/ Sven Michael Hansen Name: Sven Michael Hansen	Director	November 19, 2008
/s/ Thomas J. Toy Name: Thomas J. Toy	Independent Director	November 19, 2008
/s/ Terry McCarthy Name: Terry McCarthy	Independent Director	November 19, 2008
/s/ Ernst A. Bütler Name: Ernst A. Bütler	Independent Director	November 19, 2008
/s/ Yinzhang Gu Name: Yinzhang Gu	Independent Director	November 19, 2008
/s/ Philip Comberg Name: Philip Comberg	Independent Director	November 19, 2008
/s/ Johan van Splunter Name: Johan van Splunter	Independent Director	November 19, 2008

Signature	Title	Date

/s/ Zhoumiao Gao Name: Zhoumiao Gao	Director on an interim basis	November 19, 2008
/s/ Henricus Johannes Petrus Hoskens Name: Henricus Johannes Petrus Hoskens	Chief Executive Officer	November 19, 2008
/s/ Amy Jing Liu Name: Amy Jing Liu	Chief Financial Officer	November 19, 2008
/s/ Ziv Chen Yu Name: Ziv Chen Yu	Financial Controller	November 19, 2008

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
     Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Solarfun Power Holdings Co., Ltd., has signed this Post-Effective Amendment No. 1 to the Form S-8 registration statement in Newark, Delaware, on November 19, 2008.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
10.1	Amended and Restated Solarfun Power Holdings Co., Ltd. 2007 Equity Incentive Plan

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